For the fiscal year ended:  September 30, 2001.

File number: 811-7343

The Prudential Investment Portfolios, Inc.
	Prudential Jennison Growth Fund   (Series 1)


SUB-ITEM 77-0

  EXHIBITS

    Transactions Effected Pursuant to Rule 10f-3

Ia.

1.   Name of Issuer
Kraft Foods Inc.

2.   Date of Purchase
 6/12/2001

3.   Number of Securities Purchased
  280,000,000

4.   Dollar Amount of Purchase
  $8,680,000,000

5.   Price Per Unit
  $31.00

6.   Name(s) of Underwriter(s) or Dealer(s)
From whom Purchased
 CS. First Boston

7.	Other members of the Underwriting Syndicate

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Deutsche Banc Alex. Brown Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNP Paribas
HSBC Securities (USA) Inc.
Lehman Brothers Inc.
Blaylock & Partners, L.P.
Dresdner Kleinwort Wasserstein Securities LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Utendahl Capital Partners, L.P.
ABN AMRO Rothschild LLC
Credit Lyonnais Securities (USA) Inc.
ING Barings Corp.
Robertson Stephens, Inc.
SG Cowen Securities Corporation
Muriel Siebert & Co., Inc.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Davenport & Co. LLC
A.G. Edwards & Sons, Inc.
Invemed Associates, LLC
Adams, Harkness & Hill, Inc.
Advest Inc.
Robert W. Baird  & Co. Incorporated
Banca Akros S.P.A.
BB&T Capital Markets
BBVA Securities Inc.
M.R. Beal & Company
William Blair & Company, LLC
BOE Securities, Inc.
The Chapman Company
Chatsworth Securities LLC
Crowell, Weedon & Co.
CSFBdirect Inc.
Danske Securities
D.A. Davidson & Co.
Doley Securities, Inc.
Fahnestock & Co. Inc.
Gardner Rich & Company, Inc.
Gruntal & Co., LLC
Guzman & Company
Intesa Bci
Jackson Securities Incorporated
Janney Montgomery Scott LLC
C.L. King & Associates, Inc.
Lebenthal & Co., Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
McDonald Investments Inc., a KeyCorp Company
Melvin Securities, LLC
Mizuho International plc
Neuberger Berman, LLC
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pryor, Counts & Co., Inc.
Raymond James & Associates, Inc.
Redwood Securities Group Inc.
Sanders Morris Harris
Santander Securities
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sturdivant & Co., Inc.
Tucker Anthony Incorporated
The Williams Capital Group, L.P.










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